Exhibit 4.16

DECLARATION OF TRUST, effective as of August 2, 2010, between Affiliated Managers Group, Inc., a Delaware corporation, as sponsor (the “Sponsor”), John Kingston, III, an individual, as administrator (the “Initial Administrator”), Christiana Bank & Trust Company, a Delaware banking corporation, as trustee (the “Delaware Trustee” and, together with such other trustees of the Trust as are appointed from time to time, the “Trustees”).  The Sponsor, the Initial Administrator and the Trustees hereby agree as follows:

1.              The trust created hereby shall be known as “AMG Capital Trust III” in which name the Trustees, the Initial Administrator, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2.              The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $1.  The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate.  The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor.  It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq. (the “Statutory Trust Act”), and that this document constitutes the governing instrument of the Trust.  The Delaware Trustee is hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware in the form attached hereto as Exhibit A.  The Trust is hereby established by the Sponsor and the Trustees for the purpose of (i) issuing trust convertible preferred securities (“Convertible Preferred Securities”), representing undivided beneficial interests in the assets of the Trust in exchange for cash and investing the proceeds thereof in convertible debentures of the Sponsor, (ii) issuing and selling common securities (“Common Securities” and, together with the Convertible Preferred Securities, “Trust Securities”), representing undivided beneficial interests in the assets of the Trust to the Sponsor in exchange for cash and investing the proceeds thereof in additional convertible debentures of the Sponsor and (iii) engaging in such other activities as are necessary, convenient or incidental thereto.

3.              Concurrent with the first issuance of any Trust Securities by the Trust, the Sponsor and the Trustees intend to enter into an amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Convertible Preferred Securities and the Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate.

4.              Any Convertible Preferred Securities issued by the Trust, including pursuant to such amended and restated Declaration of Trust, shall be non-assessable and fully paid upon issuance and payment therefore at the time of issuance. The Convertible Preferred Securities certificates, upon issuance, will represent undivided beneficial interests in the assets of the Trust.  The Holders of the Convertible Preferred Securities, as beneficial owners of the Trust, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.  Any amendment or restatement of this Declaration of Trust shall include the foregoing terms.

5.              The Sponsor and the Trustees hereby authorize and direct the Initial Administrator, as the agent of the Trust, (i) to file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the “1933 Act Registration Statement”) (including any post-effective amendments to the 1933 Act Registration Statement) relating to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of the Convertible Preferred Securities of the Trust and certain other securities of the Sponsor; (b) any preliminary prospectus or prospectus or supplement thereto relating to the Convertible Preferred Securities required to be filed pursuant to Rule 424 under the 1933 Act; and (c) to the extent deemed advisable by the Sponsor, a Registration Statement on Form 8-A (the “1934 Act Registration Statement”) (including all pre-effective and post-effective amendments thereto) relating to the registration of the Convertible Preferred Securities of the Trust under the Exchange Act of 1934, as amended; (ii) to the extent deemed advisable by the Sponsor, to file with one or more national securities exchanges (each, an “Exchange”) or the Financial Industry Regulatory Authority (“FINRA”) and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Convertible Preferred Securities to be listed on any such Exchange; (iii) to prepare, file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Convertible Preferred Securities under the securities or blue sky laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; and (iv) to execute on behalf of the Trust any agreements relating to the issuance of the Convertible Preferred Securities.  In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, any Exchange, FINRA or state securities or blue sky laws to be executed on behalf of the Trust by one or more trustees, the Sponsor shall appoint an administrative trustee (the “Administrative Trustee”), and in its or his capacity as a trustee of the Trust, any such Administrative Trustee is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Delaware Trustee, in its capacity as a trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document.  In connection with the filings referred to above, the Sponsor and the Trust hereby constitute and appoint any such Administrative Trustee as its and their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Sponsor or Trust or in the Sponsor’s or the Trust’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, any Exchange, FINRA and administrators of the State securities or blue sky laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or the Trust might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

6.              This Declaration of Trust may be executed in one or more counterparts.

7.              The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and meets any other requirements imposed by applicable law.  Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time.  Any Trustee may resign upon 30 days prior notice to the Sponsor; provided, however, that such notice shall not be required if it is waived by Sponsor.

8.              The recitals contained in this Declaration of Trust shall be taken as statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness.  The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof.  The Trustees make no representations as to the validity or sufficiency of this Declaration of Trust.

9.              Christiana Bank & Trust Company, in its capacity as Trustee, shall not have any of the powers or duties of the Trustees set forth herein (except as may be required under the Statutory Trust Act) and shall be a Trustee of the Trust for the sole purpose of satisfying the requirements of Section 3807 of the Statutory Trust Act and to accept the contribution referenced in Section 2.

10.            The Trust may terminate without issuing any Trust Securities at the election of the Sponsor.  Upon dissolution, the Delaware Trustee shall file a certificate of cancellation in accordance with the Statutory Trust Act and apply the funds deposited with it pursuant to Section 2 above to reimburse the Trustee for any filing fees or other expenses in connection therewith.  Any remaining funds shall, after payment of any other expenses of the Trust, be returned to the Sponsor.

11.            The Sponsor agrees to indemnify (i) the Delaware Trustee, (ii) the Initial Administrator, (iii) any affiliate of the Delaware Trustee or the Initial Administrator, (iv) any officers, directors, stockholders, members, partners, employees, representatives, custodians, nominees or agents of the Delaware Trustee or the Initial Administrator; and (v) any other agent appointed from time to time by the Trust (each of the persons in (i) through (v) in their respective individual capacities, being referred to as an “Indemnified Person”) for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of such Indemnified Person) incurred without negligence or bad faith on the part of such Indemnified Person, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the advancement of funds to cover the costs and expenses (including reasonable legal fees and expenses) of defending against or investigating any claim or liability in connection with the exercise or performance of any of the powers or duties of such Indemnified Person hereunder.  The obligation to indemnify and advance as set forth in this Section 10 shall survive the resignation or removal of the Delaware Trustee or the Initial Administrator and the satisfaction and discharge of this Declaration of Trust.

12.            This Declaration of Trust and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

AFFILIATED MANAGERS GROUP, INC.,
as Sponsor

By:	/s/ JOHN KINGSTON, III

Name:	John Kingston, III
Title:	Executive Vice President, General Counsel and Secretary

Christiana Bank & Trust Company, as Delaware Trustee

By:	/s/ RAYE D. GOLDSBOROUGH

Name:	Raye D. Goldsborough
Title:	Assistant Vice President

JOHN KINGSTON, III, as Initial Administrator

By:	/s/ JOHN KINGSTON, III

EXHIBIT A

CERTIFICATE OF TRUST

OF

AMG CAPITAL TRUST III

THIS Certificate of Trust of AMG Capital Trust III (the “Trust”) is being duly executed and filed by the undersigned to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §3801 et seq.) (the “Act”).

1.             Name.  The name of the statutory trust formed hereby is AMG Capital Trust III.

2.             Delaware Trustee.  The name and business address of the trustee of the Trust having its principal place of business in the State of Delaware are Christiana Bank & Trust Company, 1314 King Street, Wilmington, Delaware, 19801.

3.             Effective Date.  This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

Christiana Bank & Trust Company, not in its individual capacity but solely as Delaware Trustee

By:
Name:
Title: